Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-255540 on Form F-4 of our report dated April 26, 2021, relating to the financial statements of Just Eat Takeaway.com N.V. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Accountants B.V.
Amsterdam, the Netherlands
May 10, 2021